Exhibit 99.1

Presidio Property Trust Announces

Signing of Major Lease with U.S. General Services Administration

San Diego, CA – February 3, 2021 – Presidio Property Trust, Inc. (NASDAQ: SQFT), an internally managed, diversified real estate investment trust, announced the signing of a major lease at its Garden Gateway office property in Colorado Springs, Colorado. The U.S. General Services Administration (or GSA) signed a lease for over 18,000 square feet to be utilized for veterans’ services.

“This 10-year lease with an option to lease for up to 25 years demonstrates the strong tenant demand Presidio is experiencing at a number of its office properties in secondary and tertiary markets. Colorado Springs is an example of a market that has come into its own as a very desirable location to live and work,” said Gary Katz, Senior Vice President of Asset Management.

“Colorado has been an important component of Presidio’s portfolio, and we have been active investors in this desirable market for several years,” added Jack Heilbron, President and Chief Executive Officer. The Company currently owns two office parks and two retail centers in Colorado Springs.

The GSA was established on July 1, 1949 when President Harry S. Truman signed the Federal Property and Administrative Services Act into law.

The GSA provides centralized procurement for the Federal Government, offering billions of dollars’ worth of products, services, and facilities that federal agencies need to serve the public. The GSA manages federal property and provides contracting options for government agencies. It employs approximately 11,600 employees and operates on an annual budget of approximately $16 billion.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT. We have interests in approximately 120 model home properties in six states, with the majority located in Texas and Florida, which are leased back to homebuilders on a triple-net basis. Our commercial real estate portfolio consists of approximately 1.1 million square feet comprised of 14 properties: ten office properties, one industrial property and three retail properties. Our commercial portfolio is located in Southern California, Colorado, and North Dakota, and we are currently considering new commercial property acquisitions in a variety of additional markets across the United States. Our commercial property tenant base is diversified, which helps limit our exposure to any single industry in which our tenants operate. This geographical clustering of our real estate portfolio enables us to minimize operating costs and leverage efficiencies by managing a number of properties utilizing minimal overhead and staff. For more information on Presidio, please visit the Company's website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including Presidio's plans and strategies as described herein. Readers are cautioned that forward-looking statements (which can be identified by words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters) are subject to numerous risks and conditions, many of which are beyond Presidio's control, including those set forth in the "Risk Factors" section of Presidio's registration statement and prospectus filed with the Securities and Exchange Commission (SEC). Copies are available on the SEC's website, www.sec.gov. The statements in this press release represent Presidio's views only as of the date they are made and should not be relied upon as representing Presidio's views as of any subsequent date. Presidio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contacts:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: +1 (866) 781-7721 x244

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

MJ Clyburn

+1-917-327-6847

clyburn@tradigitalir.com